Exhibit 99.1

GRANTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

In re IRIDEX CORP.	)	C.A. No. 2023-
)

[PROPOSED] ORDER GRANTING PETITION FOR RELIEF

PURSUANT TO 8 DEL. C. § 205

WHEREAS, on February 22, 1996, Petitioner IRIDEX Corporation (the “Company”), filed its Amended and Restated Certificate of Incorporation (the “Operative Charter”) with the Delaware Secretary of State;

WHEREAS, in reliance on the validity and effectiveness of the Operative Charter, the Company has issued shares of its capital stock, raised secondary financings, and taken other actions, from time to time on or after February 22, 1996, and through the date of this order;

WHEREAS on September 29, 2023, the Company filed with this Court a Verified Petition for Relief under 8 Del. C. § 205 seeking validation of the Operative Charter (the “Petition”); and

WHEREAS, the Court has considered the factors in 8 Del. C. § 205(d) and finds good cause to grant the Petition;

IT IS HEREBY ORDERED, this ___ day of ________________, 2023, that under 8 Del. C. § 205:

1. The Operative Charter, including the filing and effectiveness thereof, is hereby validated and declared effective as of February 22, 1996.

2. This Order validates the corporate act taken, notwithstanding any failures of authorization or potential failures of authorization described in, or resulting from the matters described in, the Petition.

[Vice] Chancellor

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Nathan A Cook

File & Serve Transaction ID:	70997288

Current Date:	Nov 01, 2023

Case Number:	2023-0990-NAC

Case Name:	In re IRIDEX CORP.

Court Authorizer Comments:

The order is granted for the reasons stated during today’s hearing.

/s/ Judge Nathan A Cook